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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8, to Registration Statement No. 333-52762 of Radian Group Inc. on Form S-4 of our report related to the consolidated financial statements of Enhance Financial Services Group Inc. dated March 27, 2000 and our report related to Credit-Based Asset Servicing and Securitization LLC dated January 6, 2000, each appearing in the Annual Report on Form 10-K/A of Enhance Financial Services Group Inc. for the year ended December 31, 1999.


/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

New York, New York
March 1, 2001